ASSIGNMENT AND CONVEYANCE

THIS ASSIGNMENT AND CONVEYANCE  made as of the 25th day of May, 2007

B E T W E E N:

NESRACORP INC.

(hereinafter called the “Assignor”)

OF THE FIRST PART
- and -

NATURAL NUTRITION, INC.

(hereinafter called the “Assignee”)

OF THE SECOND PART

(the Assignor and Assignee hereinafter called the “Parties”)

RECITALS:

A.
Interactive Nutrition International Inc. (“INII”) is indebted to the Assignor for an outstanding amount of principal (the “Principal”) and interest accrued thereon (the “Interest”) (the Principal and the Interest together the “Indebtedness”) pursuant to a promissory note made March 31, 2004;

B.	The total amount of the Indebtedness is not less than that described in Schedule “A” hereto;

C.	The Assignor is the holder of certain security from INII, as more particularly described in Schedule “B” hereto (collectively the “Security”);

D.	Natural Nutrition Inc. is the owner of all of the issued and outstanding shares of INII; and

E.	The Assignor has agreed to assign to the Assignee all of the right, title, benefit and interest of the Assignor in and to the Purchased Assets (as hereinafter defined).

NOW THEREFORE THIS ASSIGNMENT AND CONVEYANCE (the “Assignment”) WITNESS that in consideration of the sum of SEVEN MILLION SIX HUNDRED AND FIFTY THOUSAND CANADIAN DOLLARS (CDN$7,650,000.00) now paid to the Assignor, the receipt and sufficiency of which is hereby acknowledged, the Assignee and the Assignee hereby covenant and agree as follows:

Assignment and Conveyance	Page 1

1.
The Assignor hereby assigns, transfers and conveys unto the Assignee all of the right, title, benefit and interest of the Assignor in and to the Indebtedness and the Security in respect thereof, including, without limitation, all loan, security and other documentation relating to the Indebtedness and the Security purchased hereunder (collectively, the “Purchased Assets”).

2.
The Assignee and the Assignor agree that the consideration for the Purchased Assets is allocated entirely to the outstanding Principal described in Schedule “A” and no portion thereof is allocable to the outstanding Interest described in Schedule “A”.

3.	The Assignor hereby covenants and agrees with and represents and warrants as follows to the Assignee:

(a)	that the Indebtedness of INII is no less than the sum of the Principal and Interest described in Schedule “A” hereto;

(b)
that no person, firm or corporation has any written or oral agreement, option, understanding or commitment, or any right or privilege capable of becoming an agreement, for the purchase or assignment from the Assignor of any or all of the Purchased Assets;

(c)	that the Assignor is not aware of any imperfections in the execution, registration or perfection of the Security; and

(d)	that the Assignor may assign all of its right, title, benefit and interest in and to the Purchased Assets without the consent of INII or any other party.

4.
Except as specifically set out herein, this Assignment is made without representation or warranty whatsoever with respect to the execution, attachment, registration or perfection of any security interest held by the Assignor under the Security, the validity and enforceability of the Security or any priority granted by any principle of law or any statute, including the Personal Property Security Act (Ontario), to any competing security interests over the Security.

5.	This Assignment shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

6.
This Assignment shall extend to and enure to the benefit of the Assignor and Assignee, and their successors and assigns and shall be construed as including the parties’ legal representatives, successors and assigns, to and upon all of whom this Assignment shall extend and be binding.

Assignment and Conveyance	Page 2

7.	All nouns and personal pronouns relating thereto shall be read and construed as the number and gender may require and the verb shall be read and construed as agreeing with the noun and pronoun.

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Assignment and Conveyance	Page 3

IN WITNESS WHEREOF the Assignor and Assignee have executed this Assignment and Conveyance as of the day first above written.

NESRACORP INC.
Per:

/s/ Pamela Nesrallah
Name: Pamela Nesrallah
Title: Treasurer
I have authority to bind the corporation.

NATURAL NUTRITION, INC.
Per:

/s/ Timothy J. Connolly
Name: Timothy J. Connolly
Title: Chief Executive Officer
I have authority to bind the corporation.

Per: N/A

               N/A
Name: N/A
Title: N/A
I have authority to bind the corporation.

Assignment and Conveyance	SIGNATURE PAGE

SCHEDULE “A” - INDEBTEDNESS

Principal:	$9,000,000.00
Interest (calculated to May 25, 2007)	$2,375,517.08

Total:	$11,375,517.08

Assignment and Conveyance	Schedules

SCHEDULE “B” - SECURITY

-
Convertible Promissory Note issued to Nesracorp Inc (under its former name Interactive Nutrition Inc.) jointly and severally by Bio-One Corporation and Interactive Nutrition International Inc. in the principal amount of $15,000,000 dated March 31, 2004.

-
Share Pledge Agreement dated March 31, 2004 by Bio-One Corporation and Interactive Nutrition International Inc. in favour of Nesracorp Inc. (under its former name Interactive Nutrition Inc.) with respect to 20 Class A Common Shares of Interactive Nutrition International Inc.

-	General Security Agreement dated March 31, 2004 by Interactive Nutrition International Inc. in favour of Nesracorp Inc. (under its former name Interactive Nutrition Inc.)

Assignment and Conveyance	Schedules